Exhibit 99.2

CUSIP No. 142922103	Page 1 of 1 Page

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS NEWLIN INVESTMENT COMPANY 1, LLC (“NLLC”) does hereby make, constitute and appoint William R. Newlin its true and lawful attorney, to execute and deliver in its name and on its behalf whether NLLC acting individually or as representative of others, any and all filings required to be made by NLLC under the Securities Exchange Act of 1934, (as amended, the “Act”), with respect to securities which may be deemed to be beneficially owned by NLLC under the Act, giving and granting unto said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as NLLC might or could do if personally present by its authorized signatory, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until revoked by written instrument. NLLC has the unrestricted right unilaterally to revoke this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of

February 6, 2024.

NEWLIN INVESTMENT COMPANY 1, LLC

By:	/s/ William R. Newlin
Name:	William R. Newlin
Title:	Chairman of Newlin Investment Company 1, LLC